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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (No. 333-152311) on Form S-3, and (No. 333-144878 and No. 333-138704) on Form S-8 of Kodiak Oil & Gas Corp. of our report dated March 10, 2009 relating to our audit of the consolidated financial statements and internal control over financial reporting appearing in this Annual Report on Form 10-K of Kodiak Oil & Gas Corp. for the year ended December 31, 2008.

/s/ HEIN & ASSOCIATES LLP

HEIN & Associates LLP

Denver, Colorado
March 10, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM